UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2021

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

440 Stevens Avenue, Suite 200

Solana Beach, CA 92075

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                                                                      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                            ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 17, 2021, Organovo, Inc. (“Organovo”), a wholly-owned subsidiary of Organovo Holdings, Inc. (the “Company”), entered into a First Amendment to Amended and Restated Lease (the “Amendment”) with San Diego Inspire 2, LLC (the “Landlord”) for 8,051 square feet located at 11555 Sorrento Valley Road, Suite 100, San Diego, CA 92121 (the “Premises”). The Amendment amends that certain Amended and Restated Lease between Organovo and the Landlord, dated November 23, 2020 (the “Original Lease” and the Original Lease, as amended by the Amendment, the “Amended Lease”) to, among other things: (i) expand the space covered by the Original Lease to include approximately 2,892 rentable square feet of additional space located at 11555 Sorrento Valley Road, Suite 202, San Diego, CA 92121 (the “Expansion Premises”), (ii) provide for a tenant improvement allowance for the Expansion Premises of $43,380, (iii) provide that the Amended Lease will commence on or about November 29, 2021 (the Original Lease was expected to have commenced on July 1, 2021 but has not yet commenced as tenant improvements have not yet been completed), and (iv) provide that the initial base rent for the Expansion Premises will be approximately $8,676.00 per month for the first twelve months of the Expansion Premises lease term, which will increase at a rate of approximately 3% per year. The Amended Lease will expire on the last day of the 62nd full month after the commencement date for the Amended Lease. As disclosed in the Current Report on Form 8-K filed by the Company on November 25, 2020, Organovo’s temporary lease for the premises located at 11585 Sorrento Valley Road, Suite 106, San Diego, California 92121 will terminate upon the commencement of the Amended Lease.

The foregoing description of the Original Lease and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Amended Lease, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Lease Agreement dated November 23, 2020, between Organovo, Inc., as Tenant, and San Diego Inspire 2, LLC, as Landlord, as amended by First Amendment to Amended & Restated Lease, dated November 17, 2021, between San Diego Inspire 2, LLC, as Landlord, and Organovo, Inc., as Tenant.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2021	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman